EXHIBIT 5.1


                  DORNBUSH SCHAEFFER STRONGIN & WEINSTEIN, LLP
                                747 Third Avenue
                            New York, New York 10017


                                   May 6, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: Advanced Photonix, Inc.
         Registration Statement on Form S-8

Gentlemen:

     We have been requested by Advanced Photonix, Inc., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 1,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), offered on behalf of the Company (the "Shares") in connection with the amendment of its 2000 Stock Option Plan.

     In connection with this opinion, we have examined the Registration Statement and the Company's Certificate of Incorporation and By-laws, as amended to date, the 2000 Stock Option Plan, as amended, copies of the records of corporate proceedings of the Company, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York and the internal corporate law of the State of Delaware.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   DORNBUSH SCHAEFFER STRONGIN & WEINSTEIN, LLP


                                   By: /s/Landey Strongin, Esq.
                                       -----------------------------------
                                       Landey Strongin, Esq., Partner